Exhibit 21.1

LIST OF EQUIFAX INC. SUBSIDIARIES

Subsidiaries of the Registrant Equifax Inc. (a Georgia corporation) – as of December 31, 2024.

Name of Subsidiary	State or Country of Incorporation
AccountScore Limited	United Kingdom
Acordo Certo Participações S.A.	Brazil
Apac BizInfo Pte Limited	Singapore
Appriss Insights, LLC	Delaware
ASNEF/Equifax Servicios de Informacion Sobre Solvencia y Credito S.L.	Spain
Austin Consolidated Holdings, Inc.	Texas
Barnett Associates Operations, LLC	Missouri
Boa Vista Serviços S.A.	Brazil
BVRV Participações S.A.	Brazil
Compliance Data Center LLC	Georgia
Consultores De Datos Del Caribe, S.R.L.	Dominican Republic
Consents Online Limited	United Kingdom
Credinformacoes, Informaçoes de Credito, Lda	Portugal
Creditworks Australia Pty Ltd	Australia
Crime Finders LLC	California
DataX, Ltd.	Nevada
EDX Australia Pty Limited	Australia
EF Operating LLC	Delaware
EFX de Costa Rica S.A.	Costa Rica
Equiecua Analytics Services of Risk S.A.	Ecuador
Equifax Acquisition Holdings LLC	Georgia
Equifax Americas S.C.S.	Luxembourg
Equifax Analytics FZE	UAE
Equifax Analytics Private Limited	India
Equifax APAC Holdings Limited	New Zealand
Equifax Apprise Solutions LLC	Georgia
Equifax Argentina S.A.	Argentina
Equifax Australasia Credit Ratings Pty Limited	Australia
Equifax Australasia Group Services Pty Limited	Australia
Equifax Australasia HR Solutions Pty Limited	Australia
Equifax Australasia Workforce Solutions Pty Limited	Australia
Equifax Australia Commercial Services and Solutions Pty Limited	Australia
Equifax Australia Decision Solutions Pty Limited	Australia
Equifax Australia CDR Pty Limited	Australia
Equifax Australia Group Pty Limited	Australia
Equifax Australia Holdings Pty Ltd	Australia

Equifax Australia Information Services and Solutions Pty Limited	Australia
Equifax Australia Marketing Services Pty Limited	Australia
Equifax Australia Personal Solutions Pty Limited	Australia
Equifax Australia Pty Ltd	Australia
Equifax Cambodia Holdings Pte Limited	Singapore
Equifax Canada Co.	Nova Scotia
Equifax Canadian Holdings II Co.	Nova Scotia
Equifax Centroámerica S.A. de C.V.	El Salvador
Equifax Commercial Services Limited	Republic of Ireland
Equifax Consumer Services LLC	Georgia
Equifax Credit Information Services Private Limited	India
Equifax Data Services LLC	Georgia
Equifax do Brasil S.A.	Brazil
Equifax Ecuador C.A. Buró de Información Crediticia	Ecuador
Equifax Enterprise Services LLC	Georgia
Equifax EUA Limited	United Kingdom
Equifax Europe LLC	Georgia
Equifax Fraude, S.L.	Spain
Equifax Funding LLC	Georgia
Equifax Holdings (NZ) Limited	New Zealand
Equifax Honduras, Central de Riesgo Privada, S.A.	Honduras
Equifax Iberica, S.L.	Spain
Equifax Information Services LLC	Georgia
Equifax Information Services of Puerto Rico, LLC	Georgia
Equifax Information Technology LLC	Georgia
Equifax International Treasury Services Unlimited Company	Republic of Ireland
Equifax Limited	United Kingdom
Equifax Luxembourg (No. 3) S.àr.l.	Luxembourg
Equifax Luxembourg (No. 10) S.àr.l.	Luxembourg
Equifax New Zealand Holdings Limited	New Zealand
Equifax New Zealand Information Services and Solutions Limited	New Zealand
Equifax (NZ) Holdings Pty Ltd	Australia
Equifax Paraguay S.A.	Paraguay
Equifax Peru S.A.	Peru
Equifax Pty Limited	Australia
Equifax South America LLC	Georgia
Equifax Spain Holdings S.àr.l.	Luxembourg
Equifax Special Services LLC	Georgia
Equifax Workforce Solutions LLC	Missouri
Equifax Technology (Ireland) Limited	Republic of Ireland
Equifax Technology Solutions LLC	Georgia
Equifax UK AH Limited	United Kingdom
Equifax Uruguay S.A.	Uruguay

eThority LLC	South Carolina
GetCreditScore Pty Ltd	Australia
Grupo Inffinix, S.A. de C.V.	Mexico
HealthCare Impact Associates II LLC	Minnesota
HealthCare Impact Associates L.L.C.	Minnesota
HD Information, LLC	Delaware
ID Rehab AZ LLC	Arizona
ID Rehab Holdings, Inc.	Delaware
Identity Rehab Corporation	Colorado
Inffinix Software Comercio, Servicios, Importação e Expostação, Ltda.	Brazil
Inffinix Software, S.A. de C.V.	Mexico
Innovative Enterprises LLC	Virginia
Integrated Debt Services Ltd.	United Kingdom
Inversiones Equifax Chile Limitada	Chile
IQ360 Serviços de Informação e Tecnologia Ltda.	Brazil
IXI Corporation	Delaware
JLR, Inc.	Quebec
Knowledge Works, Inc.	Delaware
Kount Inc.	Delaware
Mapcity.com Chile S.A.	Chile
Net Profit, Inc.	South Carolina
Paradigm National Consultants, LLC d/b/a HIREtech	Texas
Plantation RE Holdings LLC	Georgia
ReachTEL Pty Ltd	Australia
Redbird Insurance, LLC	Georgia
Secure Sentinel Australia Pty Limited	Australia
Securitec Screening Solutions LLC	Virginia
Servicios Equifax Chile Limitada	Chile
T1 Ventures LLC d/b/a i2Verify	Massachusetts
TALX UCM Services, Inc.	Missouri
TDX Group Limited	United Kingdom
TDX Indigo Iberia SL	Spain
Teletrack, LLC	Delaware
Typhoon Data LC	Utah
VA Australia Finance Pty Limited	Australia
VA (NZ) Holdings Limited	New Zealand
Verdad Informatica de Costa Rica, S.A.	Costa Rica
Worxtime, LLC	Georgia
ZIP ID Pty Ltd	Australia

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